UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2024

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2024, the Board of Directors (the “Board”) of Zoned Properties, Inc. (the “Company”) appointed Cole Stevens to serve as a member of the Board, effective immediately.

Mr. Stevens, age 28, brings over a decade of experience in capital markets advisory, corporate finance, and strategic growth leadership. He has a proven track record of driving value creation and expansion across diverse industries, including technology, healthcare, and real estate. Since 2019, Mr. Stevens has served as President of AllAccess Capital Markets, a prominent North American capital markets advisory firm. In this capacity, he has consistently demonstrated exceptional leadership and financial acumen, successfully guiding organizations through periods of growth, transformation, and strategic evolution. Mr. Stevens’ expertise has earned him recognition on leading broadcast platforms, including appearances on CBC’s Lang & O’Leary Exchange and multiple features on BNN (Business News Network).

Mr. Stevens has a Bachelor of Commerce from the Ted Rogers School of Management at Toronto Metropolitan University (formerly Ryerson University), with a focus on Global Management. The Company believes that Mr. Stevens’ strategic experience will be invaluable to the Company as it pursues its mission to deliver innovative, value-driven real estate solutions in emerging regulated markets.

Stevens Stock Option Agreement

In connection with Mr. Stevens’ appointment, on November 25, 2024, the Company entered into a Stock Option Agreement by and between the Company and Mr. Stevens (the “Stevens Option Agreement”). Pursuant to the terms of the Stevens Option Agreement, the Company granted Mr. Stevens an option to purchase 105,000 shares of the Company’s common stock at an exercise price of $0.49 per share (the “Stevens Option”). The grant date of the Stevens Option is November 25, 2024 and it is subject to the following vesting schedule: (i) the Stevens Option will vest with respect to 8,750 shares on November 25, 2024, and (ii) the Stevens Option will vest with respect to an additional 8,750 shares quarterly thereafter (i.e. on the 15th day of November, February, May and August). The Stevens Option expires on November 25, 2034.

The foregoing description of the Stevens Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Stevens Option Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Stevens Indemnification Agreement

Also in connection with Mr. Stevens’ appointment, on November 25, 2024, the Company entered into an Indemnification Agreement by and between the Company and Mr. Stevens (the “Stevens Indemnification Agreement”). The Stevens Indemnification Agreement supplements the indemnification provisions provided in the Company’s articles of incorporation and bylaws and any resolutions adopted pursuant thereto and generally provides that the Company shall indemnify Mr. Stevens to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with his service as an officer and also provides for rights to advancement of expenses and contribution.

The foregoing description of the Stevens Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021, and which is incorporated herein by reference as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On November 27, 2024, the Company issued a press release announcing Mr. Stevens’ appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Option Agreement, dated November 25, 2024, by and between the registrant and Cole Stevens.
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2021).
99.1	Press release of the registrant dated November 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: November 27, 2024	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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